Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-78032 and Form S-8 No. 33-27250) pertaining to the stock option plans of The Harvey Group Inc. and in the related Prospectus of our report dated March 24, 1995, with respect to the consolidated financial statements and schedule of The Harvey Group Inc. included in the Annual Report (Form 10-K) for the fiscal year ended January 28, 1995.


                                           ERNST & YOUNG LLP

May 8, 1995